Exhibit 5.1

Nexters Inc.	D +1 284 852 7309
55, Griva Digeni	E michael.killourhy@ogier.com
3101, Limassol
Cyprus	Reference: 181674.00001/MJK/DNM

22 September 2021

Dear Sirs

Nexters Inc., incorporated in the British Virgin Islands with company number 2053442 (the Company)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company’s registration statement on Form F-1 (the Registration Statement), including all amendments or supplements to such form filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), related to the registration of (i) the resale by those certain security holders named as such in the Registration Statement (the Selling Securityholders) of up to 39,352,791 ordinary shares of no par value in the Company (the Selling Securityholder Shares) and (ii) the issuance by the Company of up to 7,750,000 ordinary shares of no par value issuable upon the exercise of warrants (the Warrants) to purchase ordinary shares of no par value held by the Selling Securityholders (the Warrant Shares).

This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

1	Documents

In preparing this opinion, we have reviewed copies of the following documents:

(a)the Registration Statement;

(b)	the Nexters Warrant Agreement (as defined in the Registration Statement);
(c)	the PIPE Subscription Agreements (as defined in the Registration Statement);

(b)(i)the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 24 August 2021;

(ii)

the public information revealed from searches (the Court Searches) of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (JEMS) by the Registry of the High Court of the Virgin Islands on 24 August 2021,

(each of the searches in (b)(i) and (ii) together and including as both updated on 21 September 2021, the Public Records);

(c)	a registered agent’s certificate issued by the Company’s registered agent dated 25 August 2021 (the Registered Agent’s Certificate); and
(d)

written resolutions of the sole director of the Company containing resolutions of the sole director of the Company dated 30 January 2021, 21 May 2021, 16 July 2021, 18 July 2021, 11 August 2021, and 18 August 2021, and minutes of a meeting of the board of directors of the Company containing resolutions of the directors of the Company dated 10 September 2021, approving and/or ratifying, inter alia, the Registration Statement and the issuance of the shares described above (the Resolutions).

We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting the Company or any other person, save for the examinations referred to in paragraph 1 above. In particular, but without limitation, we have not examined any documents referred to within the Registration Statement save as expressly referred to above and our opinion is limited accordingly.

2	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date.  We have relied on the Registered Agent's Certificate without further enquiry and upon the following assumptions, which we have not independently verified:

(a)	all parties to the Registration Statement (other than the Company) have the capacity, power and authority to exercise their rights and perform their obligations under such Registration Statement;
(b)	the Registration Statement has been or, as the case may be, will be duly authorised by or on behalf of all relevant parties (other than the Company);
(c)	copies of documents or records provided to us are true copies of the originals which are authentic and complete;
(d)

all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same;

(e)	the Resolutions remain in full force and effect;
(f)	the accuracy and completeness of the Registered Agent's Certificate as at the date hereof; and
(g)

the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records.

3	Opinion

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:

2

(a)	The Selling Securityholder Shares were duly authorised for issue and have been validly issued by the Company and are fully paid and non-assessable.
(b)	The Company has all requisite capacity and power to execute and deliver, and has taken all requisite corporate action to authorize the execution and delivery of, the Nexters Warrant Agreement.
(c)

The Warrant Shares which are to be issued pursuant to the Warrants, in each case when the Warrants are exercisable under the terms of the Nexters Warrant Agreement, have been duly authorised for issue and, when issued by the Company in accordance with the terms of the Nexters Warrant Agreement, and duly registered in the Company’s register of members, will be, subject to payment of the exercise price therefor under the terms of the Warrants, validly issued, fully paid and non-assessable.

4	Limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);
(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement; or
(c)

as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement.

5	Governing Law and Reliance
(a)

This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein.  This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

(b)

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the legal matters and taxation sections of the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Ogier